                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                      -----------------------------------

                                   FORM 8-K
                                CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

     DATE OF REPORT (Date of Earliest Event Reported): September 29, 1998

                       COMMISSION FILE NUMBER 000-22647
                       --------------------------------

                      PERITUS SOFTWARE SERVICES, INC.
                      --------------------------------
          (Exact Name of Registrant as Specified in Its Charter)

            Massachusetts                                  04-3126919
            -------------                                  ----------
     (State or Other Jurisdiction of                    (I.R.S. Employer
      Incorporation or Organization)                   Identification No.)

   Two Federal Street, Billerica, Massachusetts                01821-3540
   ----------------------------------------------------------------------
    (Address of Principal Executive Offices)                   (Zip Code)

                                (978) 670-0800
                                --------------
             (Registrant's Telephone Number, Including Area Code)

                                Not Applicable
                                --------------
            (Former Name, Former Address and Former Fiscal Year,
                        If Changed Since Last Report)
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Item 5. Other Events
        ------------

        On September 29, 1998, Peritus Software Services, Inc. (the "Company") announced a restructuring plan in response to a reduction in its forecasted revenues. The goal of the plan is to reduce expenses and lessen the impact of Year 2000 market shifts while focusing the Company back on its core services business. The restructuring will include primarily a reduction in workforce of approximately 90 employees, the closing of facilities in Cincinnati and Dayton, OH, and Lisle, IL and the consolidation of other facilities. The total charge related to these actions to be recorded in the quarter ending September 30, 1998 is expected to be approximately $3.7 million. In light of the plan to restructure and developments in the Company's markets and excluded from the above charge, the Company is also evaluating the net realizability of the intangible assets originally recorded in connection with the acquisition of Millennium Dynamics, Inc. in December 1997. Those assets, primarily reflecting acquired existing technology, today have a net recorded value of approximately $4.6 million on the Company's balance sheet.

     The projected shortfall in third quarter revenue can be attributed to a number of factors, including the following items.

 .  Delays in client buying decisions for and decreases in Year 2000 licenses.
 .  Sharply lower than expected demand for its renovation factory services.
 . Despite increases in interest for the Company's independent verification and validation offering (Renovation Quality Evaluation (RQE)), the Company experienced slower than expected inflows of actual code for RQE.

   The changes being made include the following items.

 .  A reduction in excess delivery capacity for renovation services.
 .  A combination of outsourcing and year 2000 services units into one streamlined group to serve its clients' requirements.
 .  Realignment of the sales organization into three regions in the northeast, south and west.
 . A shift of research and development resources to focus on specific practice initiatives including extending the Software Asset Maintenance (SAM) offerings into new areas.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Dated: October 9, 1998


                                    PERITUS SOFTWARE SERVICES, INC.

                                    BY: /s/ John D. Giordano
                                       -----------------------------------
                                    Name: John D. Giordano
                                    Title: Vice President, Finance
                                           and Chief Financial Officer